Exhibit 99.1

Particle Drilling Technologies, Inc.
713-223-3031 ext. 204

Ken Dennard, Managing Partner
Jack Lascar, Partner
DRG&E / 713-529-6600

PARTICLE DRILLING TECHNOLOGIES COMPLETES TESTING ON FIRST WELL; BEGINS PLANNING FOR SECOND WELL TEST AND ANNOUNCES SECOND QUARTER

AND YEAR TO DATE RESULTS

•                                          Drilling Penetration Rates In-Line With Expectations

•                                          Second Well Planned With Some System Improvements

Houston – May 9, 2006 – Particle Drilling Technologies, Inc. (NASDAQ: PDRT) today announced it has completed its first trial on a commercial well and simultaneously announced its financial results for the second quarter of fiscal 2006.

The trial was conducted on a commercial well in Northeast Utah at depths in excess of 10,000 feet.  During this first trial, we were able to run the patented Particle Impact Drilling (PID) system on several different occasions while drilling hard and abrasive formations, where conventional drill bits had been averaging approximately six feet per hour.  While the PID system successfully drilled at high rates of penetration, meeting or exceeding our expectations, issues surrounding some components of the PID surface equipment and the integration of our equipment with the drilling rig prevented a net savings in terms of drilling days; therefore, we will not recognize any revenue on this first commercial trial.  Preparations for a second trial with Gasco Production Company, a subsidiary of Gasco Energy, Inc., are underway.

While operating on this well, we were able to evaluate component performance and better understand the strengths and weaknesses of the PID system.  We believe changes to some of the surface components to improve reliable performance will result in an overall simplified system.  While we are not prepared to declare the system commercial, we believe commercial operations and success are within our grasp.

Jim B. Terry, the Company’s President and CEO stated, “We are encouraged and very excited about the instantaneous drilling rates demonstrated and we regard this trial as having achieved proof of concept at a depth greater than 10,000 feet in a real world drilling environment.  With that said, at this stage we did not sustain sufficient continuous drilling progress over a long enough interval in order to generate revenue, yet we remain confident in the commercial future of this technology.”

 “We believe this technology has continued to progress and has proven performance in a commercial environment for the first time. During this trial, we gained valuable experience on a commercial well and learned a great deal about the best way to operate the PID system with more reliable and repeatable results,” added Terry. “Some elements of the equipment previously deemed to be problematic were demonstrated to be manageable issues. As we move forward, certain improvements to surface equipment will increase the system’s durability, allowing for a better demonstration of it’s capabilities on the next couple of trials. These measures are expected to not only reduce the capital and operating cost, but it should also simplify operations, significantly decrease our footprint and reduce the risk of drilling interruption, which we anticipate will translate into commercial success.”

The financial results reflect the Company’s continuing status as a development stage company generating no revenue as well as ongoing planned investment in the PID system.  The following is a summary of the quarterly and year to date results:

	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—
Gross profit	—	—	—	—
Loss from operations	(2,829,316)	(1,228,197)	(5,105,763)	(2,104,390)
Net loss	(2,676,907)	(1,159,730)	(4,844,890)	(2,042,475)
Net loss per share - basic and diluted	$(0.11)	$(0.05)	$(0.20)	$(0.10)

The Company will hold a conference call at 10:00 a.m. Eastern time on Wednesday, May 10, 2006, to discuss its quarterly results and to provide an operational update. To participate in the call, dial 303-205-0033 and ask for the Particle Drilling call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at www.particledrilling.com, on the “Investor Relations” section of the Company’s website. To listen to the live call on the web, please visit the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

If you cannot listen to the live webcast, an archive will be available shortly after the call for a period of 90 days on the “Investor Relations” section of the Company’s website. A telephonic replay of the conference call will be available through May 30, 2006 and may be accessed by calling 303-590-3000 and using the pass code 11060046.

Particle Drilling Technologies, Inc., headquartered in Houston, Texas, is a development stage oilfield service and technology company owning certain patents and pending patents related to the Particle Impact Drilling technology.  The Company’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.

Certain statements in this press release that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI’s actual results in future periods to be materially different from any future performance that may be suggested in this press release. Such risks and uncertainties may include, but are not limited to, PDTI’s ability to raise equity capital, if necessary, and its ability to obtain equity financing on acceptable terms, if at all, a severe worldwide slowdown in the energy services sector, working capital constraints and other risks described in PDTI’s filings with the SEC. Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI’s control such as announcements by competitors and service providers.

- tables to follow –

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—

Operating expenses:
Research and development	1,448,107	807,247	2,733,592	990,403
General and administrative	1,381,209	420,950	2,372,171	1,113,987

Total operating expenses	2,829,316	1,228,197	5,105,763	2,104,390

Loss from operations	(2,829,316)	(1,228,197)	(5,105,763)	(2,104,390)

Other income (expenses)
Interest income	74,255	45,377	160,296	45,377
Rental income - related party	23,283	—	46,565	—
Gain on debt extinguishment	—	26,990	—	26,990
Gain on assignment of lease - related party	55,614	—	55,614	—
Interest expense	(743)	(3,900)	(1,602)	(10,452)

Total other income (expenses)	152,409	68,467	260,873	61,915

Net loss	$(2,676,907)	$(1,159,730)	$(4,844,890)	$(2,042,475)

Net loss per common share, basic and diluted	$(0.11)	$(0.05)	$(0.20)	$(0.10)

Weighted average number of common shares outstanding, basic and diluted	24,436,820	21,581,538	24,365,875	19,912,443

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2006	2005
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$6,612,856	$10,504,646
Accounts receivable - related party	16,961	42,330
Prepaid expenses	131,194	229,963

Total current assets	6,761,011	10,776,939

Property, plant & equipment, net	1,281,350	1,277,982

Intangibles, net	1,140,778	1,102,403

Other assets	391,089	391,089

Total assets	$9,574,228	$13,548,413

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$955,318	$1,056,733
Short-term notes payable	5,790	79,880
Current portion of long-term debt	22,149	11,597
Accrued liabilities	370,011	242,633

Total current liabilities	1,353,268	1,390,843

Long-term debt	24,146	9,463

Stockholders’ equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 27,917,401 shares issued and 24,917,401 shares outstanding at March 31, 2006, and 27,441,472 shares issued and 24,441,472 shares outstanding at September 30, 2005	27,917	27,441
Additional paid-in capital	24,111,989	23,218,868
Treasury stock at cost, 3,000,000 shares at March 31, 2006 and September 30, 2005	(1,500,000)	(1,500,000)
Deficit accumulated during the development stage	(14,443,092)	(9,598,202)

Total stockholders’ equity	8,196,814	12,148,107

Total liabilities and stockholders’ equity	$9,574,228	$13,548,413

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
	2006	2005
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(4,844,890)	$(2,042,475)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on debt extinguishment	—	(26,990)
Gain on assignment of lease - related party	(55,614)	—
Depreciation and amortization expense	324,590	120,466
Common stock issued for services	—	(66,500)
Warrants issued for services	—	57,999
Stock-based employee compensation	887,147	161,800
Changes in operating assets and liabilities:
Increase in accounts receivable - related party	(15,451)	—
Decrease in prepaid expenses	98,769	11,918
Decrease in accounts payable	(101,415)	(153,889)
Increase (decrease) in accrued liabilities	223,812	(55,114)

Net cash used in operating activities	(3,483,052)	(1,992,785)

Cash flows from investing activities:
Payments to purchase property and equipment	(272,232)	(394,271)
Payments to purchase intangibles	(63,614)	(10,106)
Payments to purchase other assets	—	(389,983)

Net cash used in investing activities	(335,846)	(794,360)

Cash flows from financing activities:
Proceeds from issuance of common stock	6,450	18,647,666
Repurchase of common stock	—	(1,500,000)
Repayments of notes payable	(79,342)	(277,550)

Net cash provided by financing activities	(72,892)	16,870,116

Net increase in cash and cash equivalents	(3,891,790)	14,082,971

Cash and cash equivalents - beginning of period	10,504,646	20,363

Cash and cash equivalents - end of period	$6,612,856	$14,103,334